Exhibit 99.1

Genesee & Wyoming Reports Results for the Second Quarter of 2013

DARIEN, Conn.--(BUSINESS WIRE)--August 1, 2013--Genesee & Wyoming Inc. (G&W) (NYSE: GWR)

Second Quarter Highlights

  Reported diluted earnings per share (EPS) of $1.14 as well as adjusted EPS of $1.14, a 35.7% increase in reported EPS, a 70.1% increase in adjusted EPS, and a 50.7% increase in adjusted EPS normalizing for the impact of the 2013 short line tax credit. (1)
  Total operating revenues increased 84.3% to $400.7 million.
  Combined Company same railroad adjusted operating revenues increased 10.0%. (2)
    To provide comparative context for 2013 consolidated revenues and traffic volumes, G&W is providing “Combined Company” comparisons as though the RailAmerica railroads were owned by G&W during 2012. In doing so, G&W has reclassified RailAmerica’s 2012 information to conform with G&W’s presentation.
    Same railroad operating revenues and traffic exclude the revenues and traffic of railroads that were not owned or operated by either G&W or RailAmerica for the full comparable periods.
  Adjusted income from operations increased 103.2% to $107.6 million; Reported operating income of $107.4 million. (3)
  Adjusted operating ratio improved 250 basis points to 73.2% (adjusted primarily to exclude RailAmerica integration costs and net gain on the sale of assets); Reported operating ratio of 73.2% (74.1% North American & European Operations; 69.7% Australian Operations). (3)

Jack Hellmann, President and CEO of G&W commented, “The second quarter of 2013 was the second reporting period in which G&W’s consolidated results included the former RailAmerica railroads. We are pleased to report continued strength in our financial results, with adjusted earnings per share up more than 50%. Our Combined Company same railroad adjusted revenues increased 10% in the second quarter of 2013, led by iron ore in Australia, petroleum products in North America and improving steam coal shipments in the United States. In addition, each of our eleven operating regions effectively managed its costs. As a result, in North America, our adjusted operating ratio improved 2.1 percentage points to 74% and in Australia our adjusted operating ratio improved 4.8 percentage points to 70%.” (3)

“As we enter the second half of 2013, we are focused on commercial development across our broad national footprint, further reducing our costs as well as ensuring the successful start-up of new iron ore projects in both Australia and Canada. With our integrated operations performing well, our balance sheet deleveraging and $400 million of revolver capacity, we also continue to evaluate multiple investment opportunities.”

Financial Results

G&W reported net income in the second quarter of 2013 of $65.1 million, compared with net income of $36.4 million in the second quarter of 2012. Excluding the net impact of certain significant items discussed below, G&W's adjusted net income in the second quarter of 2013 was $65.1 million, compared with adjusted net income of $28.7 million in the second quarter of 2012. (1)

G&W's reported diluted EPS in the second quarter of 2013 were $1.14 with 56.7 million weighted average common shares outstanding, compared with diluted EPS of $0.84 with 43.2 million weighted average common shares outstanding in the second quarter of 2012. Excluding the net impact of significant items discussed below, G&W's adjusted diluted EPS in the second quarter of 2013 were $1.14 with 56.7 million weighted average common shares outstanding, compared with adjusted diluted EPS of $0.67 with 43.2 million weighted average shares outstanding in the second quarter of 2012. (1)

G&W’s effective tax rate was 27.9% in the second quarter of 2013, as compared with 33.6% in the second quarter of 2012. The lower tax rate in the second quarter of 2013 was driven primarily by the extension of the Short Line Tax Credit on January 2, 2013, which had previously expired on December 31, 2011.

In the second quarter of 2013 and 2012, G&W's results included certain significant items that are set forth in the following table ($ in millions, except per share amounts).

	Income/ (Loss) Before Taxes Impact	After-Tax Net Income/ (Loss) Impact	Diluted Earnings/ (Loss) Per Common Share Impact
Q2 2013
RailAmerica acquisition/integration costs	$(1.2)	$(0.7)	$(0.01)
Net gain on sale of assets	$1.0	$0.7	$0.01

Q2 2012
Net gain on sale of assets	$6.2	$5.2	$0.12
Gain on insurance recoveries	$5.2	$3.6	$0.08
Business/Corporate development expenses	$(1.9)	$(1.2)	$(0.03)

Explanation of Significant Items

In the second quarter of 2013, G&W incurred RailAmerica acquisition/integration costs of $1.2 million, primarily associated with employee severance arrangements. In the second quarter of 2013, net gain on the sale of assets was $1.0 million, compared with $6.2 million in the second quarter of 2012. Also in the second quarter of 2012, G&W benefited from insurance recoveries of $5.2 million, primarily related to a business interruption claim associated with lost profits incurred in the first quarter of 2012 as a result of the Edith River Bridge derailment.

Results from Continuing Operations

In the second quarter of 2013, G&W’s total operating revenues increased $183.3 million, or 84.3%, to $400.7 million, compared with $217.4 million in the second quarter of 2012. The increase included $167.4 million in revenues from new operations, partially offset by a $1.5 million decrease from the net depreciation of foreign currencies relative to the U.S. dollar. Excluding the net impact from foreign currency depreciation, G&W’s same railroad operating revenues, which exclude former RailAmerica railroads, increased $17.4 million, or 8.0%.

G&W’s same railroad freight revenues in the second quarter of 2013 were $173.3 million, compared with $154.2 million in the second quarter of 2012. Excluding $1.2 million from the impact of foreign currency depreciation, G&W’s same railroad freight revenues increased by $20.3 million, or 13.2%.

G&W’s same railroad non-freight revenues in the second quarter of 2013 were $60.1 million, compared with $63.2 million in the second quarter of 2012. Excluding a $0.3 million decrease from the net impact of foreign currency depreciation, G&W’s same railroad non-freight revenues decreased by $2.8 million, or 4.5%, primarily due to a $4.2 million decrease in third-party fuel sales, partially offset by increased switching revenues in Australia. G&W sold its third-party fuel operation in South Australia in the third quarter of 2012.

In the second quarter of 2013, Combined Company same railroad operating revenues increased $32.1 million, or 8.8%, to $398.4 million, excluding a $1.7 million decrease from the net depreciation of foreign currencies relative to the U.S. dollar. Excluding $1.3 million from the impact of foreign currency depreciation, the Combined Company same railroad freight revenues increased by $33.3 million, or 12.6%, to $297.7 million in the second quarter of 2013. Excluding a $0.4 million decrease from the net impact of foreign currency depreciation and a $4.2 million decrease in third-party fuel sales primarily due to the sale of our third-party fuel operation, Combined Company same railroad adjusted non-freight revenues increased by $3.0 million, or 2.9%, to $100.7 million in the second quarter of 2013. (2)

G&W's traffic in the second quarter of 2013 was 480,979 carloads. On a Combined Company basis, traffic increased 34,296 carloads, or 7.7%, compared with traffic in the second quarter of 2012. Excluding 5,291 total carloads from Marquette Rail LLC, which RailAmerica acquired on May 1, 2012, and the Columbus & Chattahoochee Railroad, Inc., which G&W commenced operations on July 1, 2012, Combined Company same-railroad traffic increased 29,005 carloads, or 6.5%, compared with the second quarter of 2012. The traffic increase was principally due to increases of 10,455 carloads of petroleum products traffic (primarily crude oil and liquid petroleum gases in the Pacific, Southern, Mountain West and Canada regions), 7,832 carloads of coal & coke traffic (primarily in the Midwest, Central and Northeast regions, offset by lower shipments in the Ohio Valley Region) and 3,801 carloads of metallic ores traffic (primarily the Australia Region). All remaining traffic increased by a net 6,917 carloads.

G&W's income from operations in the second quarter of 2013 was $107.4 million, compared with $62.5 million in the second quarter of 2012. G&W’s operating ratio in the second quarter of 2013 was 73.2%, compared with an operating ratio of 71.3% in the second quarter of 2012. Income from operations in the second quarter of 2013 included $1.2 million of RailAmerica acquisition and integration costs, offset by a $1.0 million net gain on the sale of assets. In the second quarter of 2012, income from operations included a $6.2 million gain on the sale of assets and $5.2 million from insurance recoveries, primarily related to the Edith River Bridge derailment, partially offset by $1.9 million of business/corporate development expenses. Excluding these items, G&W’s adjusted income from operations increased $54.7 million, or 103.2%, to $107.6 million. G&W’s adjusted operating ratio improved 250 basis points to 73.2% in the second quarter of 2013, compared with 75.7% in the second quarter of 2012. (3)

Free Cash Flow from Continuing Operations (4)

(in millions)	Six Months Ended June 30,
	2013	2012
Net cash provided by operating activities	$152.7	$90.9
Net cash used in investing activities, excluding
new business investments	(78.0)	(26.4)
Net cash used for acquisitions (a)	9.6	0.8
Free cash flow before new business investments	84.3	65.3
New business investments	(25.1)	(54.5)
Free cash flow (4)	$59.2	$10.7

a) The 2013 period included $9.6 million in cash paid for expenses related to the integration of RailAmerica.

G&W’s free cash flow from continuing operations for the six months ended June 30, 2013 and 2012 was $59.2 million and $10.7 million, respectively. (4)

Conference Call and Webcast Details

As previously announced, G&W's conference call to discuss financial results for the second quarter will be held on Thursday, August 1, 2013, at 11:00 am EDT. The dial-in number for the teleconference in the U.S. is (877) 209-9922; outside the U.S. is (612) 332-1210, or the call may be accessed live over the Internet (listen only) at www.gwrr.com/investors, by selecting "Second Quarter Earnings Conference Call Webcast." Management will be referring to a slide presentation that will also be available at gwrr.com/investors. The webcast will be archived at www.gwrr.com/investors, until the following quarter’s earnings press release. Telephone replay is available for 30 days beginning at 1:00 p.m. EDT on August 1 by dialing (800) 475-6701 (or outside the U.S., dial 320-365-3844). The access code is 277583.

About G&W

G&W owns and operates short line and regional freight railroads in the United States, Australia, Canada, the Netherlands and Belgium. In addition, G&W operates the 1,400-mile Tarcoola to Darwin rail line, which links the Port of Darwin with the Australian interstate rail network in South Australia. Operations currently include 111 railroads organized in 11 regions, with nearly 15,000 miles of owned and leased track, 4,600 employees and over 2,000 customers. We provide rail service at 36 ports in North America, Australia and Europe and perform contract coal loading and railcar switching for industrial customers.

Cautionary Statement Concerning Forward-Looking Statements

This press release contains forward-looking statements regarding future events and the future performance of Genesee & Wyoming Inc. that are based on current expectations, estimates and projections about our industry, management's beliefs, and assumptions made by management. Words such as "anticipates," "intends," "plans," "believes," "could," "should," "seeks," "expects," "estimates," "trends," "outlook," variations of these words and similar expressions are intended to identify these forward-looking statements. These statements are not guarantees of future performance and are subject to certain risks, uncertainties and assumptions that are difficult to forecast, including the following: risks related to the operation of our railroads; integration of acquisitions; economic, political and industry conditions (including employee strikes or work stoppages); customer demand and changes in our operations, retention and contract continuation; legislative and regulatory developments, including changes in environmental and other laws and regulations to which we are subject; increased competition in relevant markets; funding needs and financing sources, including our ability to obtain government funding for capital projects; international complexities of operations, currency fluctuations, finance, tax and decentralized management; challenges of managing rapid growth including retention and development of senior leadership; unpredictability of fuel costs; susceptibility to various legal claims and lawsuits; increase in, or volatility associated with, expenses related to estimated claims, self-insured retention amounts, and insurance coverage limits; consummation of new business opportunities; exposure to the credit risk of customers and counterparties; severe weather conditions and other natural occurrences, which could result in shutdowns, derailments or other substantial disruption of operations; susceptibility to the risks of doing business in foreign countries; our success integrating RailAmerica railroads into our operations and our ability to realize the expected synergies associated with the acquisition of RailAmerica; and others including, but not limited to, those noted in our 2012 Annual Report on Form 10-K and our Quarterly Reports on Form 10-Q under “Risk Factors.” Therefore, actual results may differ materially from those expressed or forecasted in any such forward-looking statements. Forward-looking statements speak only as of the date of this press release or as of the date they were made. G&W does not undertake, and expressly disclaims, any duty to publicly update any forward-looking statement, whether as a result of new information, future events, or otherwise, except as required by law.

1. Adjusted net income and adjusted diluted earnings per common share are non-GAAP financial measures and are not intended to replace the net income and diluted earnings per common share calculated on a basis consistent with GAAP. The information required by Item 10(e) of Regulation S-K under the Securities Act of 1933 and the Securities Exchange Act of 1934 and Regulation G under the Securities Exchange Act of 1934, including a reconciliation to net income and diluted earnings per common share calculated using amounts determined in accordance with GAAP, is included in the tables attached to this press release.

2. To provide comparative context for 2013 consolidated revenues and traffic volumes, G&W is providing “Combined Company” comparisons for those items as though the RailAmerica railroads were owned by G&W during 2012. In doing so, G&W has amended RailAmerica’s 2012 information to conform with G&W’s reporting methodology. Combined Company revenues include both RailAmerica and G&W operating revenues for the second quarter of 2012. Combined Company same railroad revenues exclude operating revenues from Marquette Rail LLC, which RailAmerica acquired on May 1, 2012, and Columbus & Chattahoochee Railroad, Inc., which G&W commenced operations on July 1, 2012. Combined Company same railroad adjusted revenues exclude revenues from fuel sales to third parties and the net impact from foreign currency depreciation. The Combined Company same railroad adjusted revenues that exclude the items described above is a non-GAAP financial measure and is not intended to replace same railroad operating revenues, its most directly comparable GAAP measure. The information required by Item 10(e) of Regulation S-K under the Securities Act of 1933 and the Securities Exchange Act of 1934 and Regulation G under the Securities Exchange Act of 1934, including a reconciliation to operating revenues calculated using amounts determined in accordance with GAAP, is included in the tables attached to this press release.

3. Adjusted income from operations and adjusted operating ratios are non-GAAP financial measures and are not intended to replace income from operations and operating ratios calculated using total operating expenses and total revenues, calculated on a basis consistent with GAAP. The information required by Item 10(e) of Regulation S-K under the Securities Act of 1933 and the Securities Exchange Act of 1934 and Regulation G under the Securities Exchange Act of 1934, including a reconciliation to income from operations and operating ratios calculated using amounts determined in accordance with GAAP, is included in the tables attached to this press release.

4. Free cash flow is a non-GAAP financial measure and is not intended to replace net cash provided by operating activities, its most directly comparable GAAP measure. The information required by Item 10(e) of Regulation S-K under the Securities Act of 1933 and the Securities Exchange Act of 1934 and Regulation G under the Securities Exchange Act of 1934, including a reconciliation to net cash provided by operating activities, is included in the tables attached to this press release.

GENESEE & WYOMING INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF OPERATIONS
FOR THE THREE AND SIX MONTHS ENDED JUNE 30, 2013 AND 2012
(in thousands, except per share amounts)
(unaudited)

		Three Months Ended		Six Months Ended
		June 30,		June 30,
		2013	2012	2013	2012

OPERATING REVENUES		$400,741	$217,419	$775,949	$424,855

OPERATING EXPENSES		293,324	154,946	592,332	321,068
INCOME FROM OPERATIONS		107,417	62,473	183,617	103,787

INTEREST INCOME		950	964	1,993	1,831
INTEREST EXPENSE		(17,203)	(8,622)	(37,323)	(17,238)
OTHER(LOSS)/INCOME, NET		(879)	15	(197)	999

INCOME FROM CONTINUING OPERATIONS BEFORE INCOME TAXES		90,285	54,830	148,090	89,379

PROVISION FOR INCOME TAXES		(25,226)	(18,443)	(294)	(30,748)

INCOME FROM CONTINUING OPERATIONS		65,059	36,387	147,796	58,631

LOSS FROM DISCONTINUED OPERATIONS, NET OF TAX		(9)	(24)	(18)	(27)

NET INCOME		65,050	36,363	147,778	58,604
LESS:	NET INCOME ATTRIBUTABLE TO NONCONTROLLING INTEREST	280	-	446	-
LESS:	SERIES A-1 PREFERRED STOCK DIVIDEND	-	-	2,139	-
NET INCOME AVAILABLE TO COMMON STOCKHOLDERS		$64,770	$36,363	$145,193	$58,604

BASIC EARNINGS PER COMMON SHARE ATTRIBUTABLE TO GENESEE & WYOMING INC. COMMON STOCKHOLDERS:
BASIC EARNINGS PER COMMON SHARE FROM CONTINUING OPERATIONS		$1.19	$0.90	$2.75	$1.45
BASIC LOSS PER COMMON SHARE FROM DISCONTINUED OPERATIONS		-	-	-	-
BASIC EARNINGS PER COMMON SHARE		$1.19	$0.90	$2.75	$1.45

WEIGHTED AVERAGE SHARES - BASIC		54,434	40,614	52,891	40,487

DILUTED EARNINGS PER COMMON SHARE ATTRIBUTABLE TO GENESEE & WYOMING INC. COMMON STOCKHOLDERS:
DILUTED EARNINGS PER COMMON SHARE FROM CONTINUING OPERATIONS		$1.14	$0.84	$2.60	$1.36
DILUTED LOSS PER COMMON SHARE FROM DISCONTINUED OPERATIONS		-	-	-	-
DILUTED EARNINGS PER COMMON SHARE		$1.14	$0.84	$2.60	$1.36

WEIGHTED AVERAGE SHARES - DILUTED		56,676	43,153	56,633	43,116

GENESEE & WYOMING INC. AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS
AS OF JUNE 30, 2013 AND DECEMBER 31, 2012
(in thousands)
(unaudited)

	June 30,	December 31,
ASSETS	2013	2012

CURRENT ASSETS:
Cash and cash equivalents	$18,537	$64,772
Accounts receivable, net	309,314	262,949
Materials and supplies	31,601	32,389
Prepaid expenses and other	52,219	33,586
Deferred income tax assets, net	64,672	71,556
Total current assets	476,343	465,252

PROPERTY AND EQUIPMENT, net	3,359,546	3,396,295
GOODWILL	637,150	634,953
INTANGIBLE ASSETS, net	654,919	670,206
DEFERRED INCOME TAX ASSETS, net	3,492	2,396
OTHER ASSETS, net	78,949	57,013
Total assets	$5,210,399	$5,226,115

LIABILITIES AND EQUITY

CURRENT LIABILITIES:
Current portion of long-term debt	$96,788	$87,569
Accounts payable	212,435	232,121
Accrued expenses	96,665	93,971
Deferred income tax liabilities, net	1,097	3,083
Total current liabilities	406,985	416,744

LONG-TERM DEBT, less current portion	1,640,791	1,770,566
DEFERRED INCOME TAX LIABILITIES, net	843,896	862,734
DEFERRED ITEMS - grants from outside parties	241,768	228,579
OTHER LONG-TERM LIABILITIES	49,601	47,506
SERIES A-1 PREFERRED STOCK	-	399,524

TOTAL EQUITY	2,027,358	1,500,462
Total liabilities and equity	$5,210,399	$5,226,115

GENESEE & WYOMING INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF CASH FLOWS
FOR THE SIX MONTHS ENDED JUNE 30, 2013 AND 2012
(in thousands)
(unaudited)

	Six Months Ended
	June 30,
	2013	2012

CASH FLOWS FROM OPERATING ACTIVITIES:
Net income	$147,778	$58,604
Adjustments to reconcile net income to net cash provided
by operating activities:
Loss from discontinued operations, net of tax	18	27
Depreciation and amortization	68,384	35,967
Compensation cost related to equity awards	10,749	3,948
Excess tax benefits from share-based compensation	(5,666)	(2,687)
Deferred income taxes	(18,802)	21,608
Net gain on sale of assets	(2,716)	(7,429)
Gain on insurance recoveries	-	(5,186)
Insurance proceeds received	10,353	21,373
Changes in assets and liabilities which (used) provided cash, net of effect of acquisitions:
Accounts receivable, net	(45,254)	3,617
Materials and supplies	(1,842)	(1,870)
Prepaid expenses and other	(2,111)	(2,331)
Accounts payable and accrued expenses	(13,412)	(35,365)
Other assets and liabilities, net	5,242	579
Net cash provided by operating activities from continuing operations	152,721	90,855
Net cash used in operating activities from discontinued operations	(18)	(27)
Net cash provided by operating activities	152,703	90,828

CASH FLOWS FROM INVESTING ACTIVITIES:
Purchase of property and equipment	(112,334)	(106,538)
Grant proceeds from outside parties	6,008	18,281
Cash paid for acquisitions, net of cash acquired	-	(837)
Proceeds from disposition of property and equipment	3,198	8,141
Net cash used in investing activities from continuing operations	(103,128)	(80,953)

CASH FLOWS FROM FINANCING ACTIVITIES:
Principal payments on long-term borrowings, including capital leases	(267,961)	(131,390)
Proceeds from issuance of long-term debt	168,998	133,118
Debt amendment costs	(1,880)	-
Proceeds from employee stock purchases	9,177	10,742
Treasury stock purchases	(7,735)	(1,763)
Dividends paid on Series A-1 Preferred Stock	(2,139)	-
Excess tax benefits from share-based compensation	5,666	2,687
Net cash (used in) provided by financing activities from continuing operations	(95,874)	13,394

EFFECT OF EXCHANGE RATE CHANGES ON CASH AND CASH EQUIVALENTS	64	(319)

(DECREASE)/INCREASE IN CASH AND CASH EQUIVALENTS	(46,235)	22,950
CASH AND CASH EQUIVALENTS, beginning of period	64,772	27,269
CASH AND CASH EQUIVALENTS, end of period	$18,537	$50,219

GENESEE & WYOMING INC. AND SUBSIDIARIES
SELECTED CONSOLIDATED FINANCIAL INFORMATION
(dollars in thousands)
(unaudited)

	Three Months Ended
	June 30,
	2013		2012
		% of		% of
	Amount	Revenue	Amount	Revenue
Revenues:
Freight	$299,849	74.8%	$154,176	70.9%
Non-freight	100,892	25.2%	63,243	29.1%

Total revenues	$400,741	100.0%	$217,419	100.0%

Operating Expense Comparison:
Natural Classification
Labor and benefits	$109,781	27.4%	$61,366	28.3%
Equipment rents	18,993	4.8%	8,967	4.1%
Purchased services	30,151	7.5%	19,313	8.9%
Depreciation and amortization	34,161	8.5%	18,334	8.4%
Diesel fuel used in operations	34,694	8.7%	21,134	9.8%
Diesel fuel sold to third parties	93	0.0%	4,111	1.9%
Casualties and insurance	10,043	2.5%	5,943	2.7%
Materials	23,235	5.8%	6,783	3.1%
Trackage rights	10,445	2.6%	6,401	3.0%
Net gain on sale of assets	(1,009)	(0.3%)	(6,199)	(2.9%)
Gain on insurance recoveries	-	0.0%	(5,186)	(2.4%)
Other expenses	21,774	5.5%	13,979	6.4%
RailAmerica integration costs	963	0.2%	-	0.0%

Total operating expenses	$293,324	73.2%	$154,946	71.3%

Functional Classification
Transportation	$108,826	27.2%	$66,228	30.5%
Maintenance of ways and structures	41,961	10.5%	22,511	10.4%
Maintenance of equipment	41,275	10.3%	22,759	10.5%
Diesel fuel sold to third parties	93	0.0%	4,111	1.9%
General and administrative	54,366	13.6%	32,388	14.9%
Construction costs	12,688	3.2%	-	0.0%
RailAmerica integration costs	963	0.2%	-	0.0%
Net gain on sale of assets	(1,009)	(0.3%)	(6,199)	(2.9%)
Gain on insurance recoveries	-	0.0%	(5,186)	(2.4%)
Depreciation and amortization	34,161	8.5%	18,334	8.4%

Total operating expenses	$293,324	73.2%	$154,946	71.3%

GENESEE & WYOMING INC. AND SUBSIDIARIES
SELECTED CONSOLIDATED FINANCIAL INFORMATION
(dollars in thousands)
(unaudited)

Three Months Ended June 30, 2013	North American & European Operations		Australian Operations		Total Operations
Revenues:	Amount	% of Total Revenues	Amount	% of Total Revenues	Amount	% of Total Revenues
Freight	$232,996	73.5%	$66,853	80.0%	$299,849	74.8%
Non-freight (excluding fuel sales)	84,220	26.5%	16,573	19.9%	100,793	25.2%
Fuel sales to third parties	-	0.0%	99	0.1%	99	0.0%
Total revenues	317,216	100.0%	83,525	100.0%	400,741	100.0%

Operating expenses
Labor and benefits	92,088	29.0%	17,693	21.2%	109,781	27.4%
Equipment rents	16,375	5.2%	2,618	3.1%	18,993	4.8%
Purchased services	16,791	5.3%	13,360	16.0%	30,151	7.5%
Depreciation and amortization	27,388	8.6%	6,773	8.1%	34,161	8.5%
Diesel fuel used in operations	26,953	8.5%	7,741	9.2%	34,694	8.7%
Diesel fuel sold to third parties	-	0.0%	93	0.1%	93	0.0%
Casualties and insurance	7,774	2.5%	2,269	2.7%	10,043	2.5%
Materials	22,602	7.1%	633	0.8%	23,235	5.8%
Trackage rights	4,954	1.5%	5,491	6.6%	10,445	2.7%
Net gain on sale of assets	(661)	(0.2%)	(348)	(0.4%)	(1,009)	(0.3%)
Gain on insurance recoveries	-	0.0%	-	0.0%	-	0.0%
Other expenses	19,867	6.3%	1,907	2.3%	21,774	5.4%
RailAmerica integration costs	963	0.3%	-	0.0%	963	0.2%
Total operating expenses	235,094	74.1%	58,230	69.7%	293,324	73.2%

Income from Operations	$82,122		$25,295		$107,417

Carloads	417,106		63,873		480,979

Net expenditures for additions to property & equipment	$59,215		$13,558		$72,773

Three Months Ended June 30, 2012	North American & European Operations		Australian Operations		Total Operations
Revenues:	Amount	% of Total Revenues	Amount	% of Total Revenues	Amount	% of Total Revenues
Freight	$101,996	70.3%	$52,180	72.1%	$154,176	70.9%
Non-freight (excluding fuel sales)	43,059	29.7%	15,846	21.9%	58,905	27.1%
Fuel sales to third parties	-	0.0%	4,338	6.0%	4,338	2.0%
Total revenues	145,055	100.0%	72,364	100.0%	217,419	100.0%

Operating expenses
Labor and benefits	47,281	32.6%	14,085	19.5%	61,366	28.3%
Equipment rents	6,302	4.3%	2,665	3.7%	8,967	4.1%
Purchased services	6,471	4.5%	12,842	17.7%	19,313	8.9%
Depreciation and amortization	12,541	8.7%	5,793	8.0%	18,334	8.4%
Diesel fuel used in operations	13,017	9.0%	8,117	11.2%	21,134	9.8%
Diesel fuel sold to third parties	-	0.0%	4,111	5.7%	4,111	1.9%
Casualties and insurance	3,950	2.7%	1,993	2.8%	5,943	2.7%
Materials	6,268	4.3%	515	0.7%	6,783	3.1%
Trackage rights	3,602	2.5%	2,799	3.8%	6,401	3.0%
Net gain on sale of assets	(6,184)	(4.3%)	(15)	(0.0%)	(6,199)	(2.9%)
Gain on insurance recoveries	-	0.0%	(5,186)	(7.2%)	(5,186)	(2.4%)
Other expenses	11,909	8.2%	2,070	2.9%	13,979	6.4%
Total operating expenses	105,157	72.5%	49,789	68.8%	154,946	71.3%

Income from Operations	$39,898		$22,575		$62,473

Carloads	176,597		55,718		232,315

Net expenditures for additions to property & equipment	$13,934		$32,442		$46,376

GENESEE & WYOMING INC. AND SUBSIDIARIES
RAILROAD FREIGHT REVENUES, CARLOADS AND AVERAGE REVENUES PER CARLOAD
COMPARISON BY COMMODITY GROUP
(in thousands, except average revenues per carload)
(unaudited)

Three Months Ended June 30, 2013

	North American & European Operations			Australian Operations			Total Operations
	Freight		Average Revenues	Freight		Average Revenues	Freight		Average Revenues
Commodity Group	Revenues	Carloads	Per Carload	Revenues	Carloads	Per Carload	Revenues	Carloads	Per Carload

Agricultural Products	$21,901	42,765	$512	$11,337	18,722	$606	$33,238	61,487	$541
Metallic Ores **	4,130	5,044	819	27,672	12,335	2,243	31,802	17,379	1,830
Chemicals & Plastics	33,269	42,331	786	-	-	-	33,269	42,331	786
Metals	33,101	44,815	739	-	-	-	33,101	44,815	739
Pulp & Paper	27,275	41,372	659	-	-	-	27,275	41,372	659
Coal & Coke	26,731	80,345	333	-	-	-	26,731	80,345	333
Minerals & Stone	23,442	44,276	529	2,989	16,443	182	26,431	60,719	435
Intermodal*	163	1,536	106	24,408	16,294	1,498	24,571	17,830	1,378
Lumber & Forest Products	20,435	34,506	592	-	-	-	20,435	34,506	592
Petroleum Products	15,980	28,211	566	447	79	5,658	16,427	28,290	581
Food or Kindred Products	7,696	13,098	588	-	-	-	7,696	13,098	588
Waste	5,886	11,104	530	-	-	-	5,886	11,104	530
Autos & Auto Parts	7,329	10,018	732	-	-	-	7,329	10,018	732
Other	5,658	17,685	320	-	-	-	5,658	17,685	320

Totals	$232,996	417,106	$559	$66,853	63,873	$1,047	$299,849	480,979	$623

* Represents intermodal units
** Includes carload and intermodal units

Three Months Ended June 30, 2012

	North American & European Operations			Australian Operations			Total Operations
	Freight		Average Revenues	Freight		Average Revenues	Freight		Average Revenues
Commodity Group	Revenues	Carloads	Per Carload	Revenues	Carloads	Per Carload	Revenues	Carloads	Per Carload

Agricultural Products	$4,805	10,274	$468	$11,491	16,308	$705	$16,296	26,582	$613
Metallic Ores **	2,721	2,883	944	13,770	8,265	1,666	16,491	11,148	1,479
Chemicals & Plastics	13,880	17,198	807	-	-	-	13,880	17,198	807
Metals	15,474	23,923	647	-	-	-	15,474	23,923	647
Pulp & Paper	15,850	23,540	673	-	-	-	15,850	23,540	673
Coal & Coke	16,457	39,686	415	-	-	-	16,457	39,686	415
Minerals & Stone	10,297	19,579	526	3,343	15,959	209	13,640	35,538	384
Intermodal*	170	1,624	105	22,917	15,086	1,519	23,087	16,710	1,382
Lumber & Forest Products	8,687	17,699	491	-	-	-	8,687	17,699	491
Petroleum Products	5,220	5,982	873	659	100	6,590	5,879	6,082	967
Food or Kindred Products	1,242	2,564	484	-	-	-	1,242	2,564	484
Waste	3,171	4,968	638	-	-	-	3,171	4,968	638
Autos & Auto Parts	2,115	2,546	831	-	-	-	2,115	2,546	831
Other	1,907	4,131	462	-	-	-	1,907	4,131	462

Totals	$101,996	176,597	$578	$52,180	55,718	$937	$154,176	232,315	$664

* Represents intermodal units
** Includes carload and intermodal units

GENESEE & WYOMING INC. AND SUBSIDIARIES
SELECTED CONSOLIDATED FINANCIAL INFORMATION
(dollars in thousands)
(unaudited)

	Six Months Ended
	June 30,
	2013		2012
		% of		% of
	Amount	Revenue	Amount	Revenue
Revenues:
Freight	$580,953	74.9%	$298,760	70.3%
Non-freight	194,996	25.1%	126,095	29.7%

Total revenues	$775,949	100.0%	$424,855	100.0%

Operating Expense Comparison:
Natural Classification
Labor and benefits	$219,087	28.3%	$127,123	29.9%
Equipment rents	37,701	4.9%	18,784	4.4%
Purchased services	59,147	7.6%	37,350	8.8%
Depreciation and amortization	68,384	8.8%	35,967	8.5%
Diesel fuel used in operations	73,879	9.5%	43,132	10.2%
Diesel fuel sold to third parties	351	0.0%	9,101	2.1%
Casualties and insurance	17,994	2.3%	11,490	2.7%
Materials	42,564	5.5%	12,890	3.0%
Trackage rights	19,365	2.5%	12,074	2.8%
Net gain on sale of assets	(2,716)	(0.4%)	(7,429)	(1.7%)
Gain on insurance recoveries	-	0.0%	(5,186)	(1.2%)
Other expenses	42,846	5.5%	25,772	6.1%
RailAmerica integration costs	13,730	1.8%	-	0.0%

Total operating expenses	$592,332	76.3%	$321,068	75.6%

Functional Classification
Transportation	$219,152	28.3%	$134,392	31.6%
Maintenance of ways and structures	80,277	10.4%	43,804	10.3%
Maintenance of equipment	81,538	10.5%	45,460	10.7%
Diesel fuel sold to third parties	351	0.0%	9,101	2.1%
General and administrative	111,126	14.3%	64,959	15.3%
Construction costs	20,490	2.6%	-	0.0%
RailAmerica integration costs	13,730	1.8%	-	0.0%
Net gain on sale of assets	(2,716)	(0.4%)	(7,429)	(1.7%)
Gain on insurance recoveries	-	0.0%	(5,186)	(1.2%)
Depreciation and amortization	68,384	8.8%	35,967	8.5%

Total operating expenses	$592,332	76.3%	$321,068	75.6%

GENESEE & WYOMING INC. AND SUBSIDIARIES
SELECTED CONSOLIDATED FINANCIAL INFORMATION
(dollars in thousands)
(unaudited)

Six Months Ended June 30, 2013	North American & European Operations		Australian Operations		Total Operations
Revenues:	Amount	% of Total Revenues	Amount	% of Total Revenues	Amount	% of Total Revenues
Freight	$453,842	73.6%	$127,111	79.6%	$580,953	74.9%
Non-freight (excluding fuel sales)	162,469	26.4%	32,158	20.2%	194,627	25.1%
Fuel sales to third parties	-	0.0%	369	0.2%	369	0.0%
Total revenues	616,311	100.0%	159,638	100.0%	775,949	100.0%

Operating expenses
Labor and benefits	184,785	30.0%	34,302	21.4%	219,087	28.3%
Equipment rents	32,468	5.3%	5,233	3.3%	37,701	4.9%
Purchased services	33,497	5.5%	25,650	16.1%	59,147	7.6%
Depreciation and amortization	54,799	8.9%	13,585	8.5%	68,384	8.8%
Diesel fuel used in operations	58,561	9.5%	15,318	9.6%	73,879	9.5%
Diesel fuel sold to third parties	-	0.0%	351	0.2%	351	0.0%
Casualties and insurance	13,575	2.2%	4,419	2.8%	17,994	2.3%
Materials	41,371	6.7%	1,193	0.7%	42,564	5.5%
Trackage rights	9,724	1.5%	9,641	6.0%	19,365	2.5%
Net gain on sale of assets	(2,368)	(0.4%)	(348)	(0.2%)	(2,716)	(0.4%)
Other expenses	39,253	6.4%	3,593	2.3%	42,846	5.5%
RailAmerica integration costs	13,730	2.2%	-	0.0%	13,730	1.8%
Total operating expenses	479,395	77.8%	112,937	70.7%	592,332	76.3%

Income from Operations	$136,916		$46,701		$183,617

Carloads	812,077		119,206		931,283

Net expenditures for additions to property & equipment	$73,926		$32,400		$106,326

Six Months Ended June 30, 2012	North American & European Operations		Australian Operations		Total Operations
Revenues:	Amount	% of Total Revenues	Amount	% of Total Revenues	Amount	% of Total Revenues
Freight	$204,044	70.6%	$94,716	69.8%	$298,760	70.3%
Non-freight (excluding fuel sales)	85,084	29.4%	31,387	23.1%	116,471	27.4%
Fuel sales to third parties	-	0.0%	9,624	7.1%	9,624	2.3%
Total revenues	289,128	100.0%	135,727	100.0%	424,855	100.0%

Operating expenses
Labor and benefits	98,371	34.0%	28,752	21.2%	127,123	29.9%
Equipment rents	13,028	4.5%	5,756	4.2%	18,784	4.4%
Purchased services	12,736	4.4%	24,614	18.1%	37,350	8.8%
Depreciation and amortization	24,859	8.6%	11,108	8.2%	35,967	8.5%
Diesel fuel used in operations	28,226	9.8%	14,906	11.0%	43,132	10.2%
Diesel fuel sold to third parties	-	0.0%	9,101	6.7%	9,101	2.1%
Casualties and insurance	7,362	2.5%	4,128	3.0%	11,490	2.7%
Materials	12,152	4.2%	738	0.5%	12,890	3.0%
Trackage rights	6,677	2.3%	5,397	4.0%	12,074	2.8%
Net gain on sale of assets	(7,295)	(2.5%)	(134)	(0.1%)	(7,429)	(1.7%)
Gain on insurance recoveries	-	0.0%	(5,186)	(3.8%)	(5,186)	(1.2%)
Other expenses	21,801	7.5%	3,971	2.9%	25,772	6.1%
Total operating expenses	217,917	75.3%	103,151	75.9%	321,068	75.6%

Income from Operations	$71,211		$32,576		$103,787

Carloads	350,853		103,640		454,493

Net expenditures for additions to property & equipment	$26,738		$61,519		$88,257

GENESEE & WYOMING INC. AND SUBSIDIARIES
RAILROAD FREIGHT REVENUES, CARLOADS AND AVERAGE REVENUES PER CARLOAD
COMPARISON BY COMMODITY GROUP
(in thousands, except average revenues per carload)
(unaudited)

Six Months Ended June 30, 2013

	North American & European Operations			Australian Operations			Total Operations
	Freight		Average Revenues	Freight		Average Revenues	Freight		Average Revenues
Commodity Group	Revenues	Carloads	Per Carload	Revenues	Carloads	Per Carload	Revenues	Carloads	Per Carload

Agricultural Products	$45,757	90,534	$505	$22,507	34,394	$654	$68,264	124,928	$546
Metallic Ores **	8,168	10,118	807	50,913	22,073	2,307	59,081	32,191	1,835
Chemicals & Plastics	65,349	83,239	785	-	-	-	65,349	83,239	785
Metals	62,347	86,438	721	-	-	-	62,347	86,438	721
Pulp & Paper	53,736	82,150	654	-	-	-	53,736	82,150	654
Coal & Coke	53,223	155,905	341	-	-	-	53,223	155,905	341
Minerals & Stone	42,670	79,015	540	6,080	31,929	190	48,750	110,944	439
Intermodal*	355	3,337	106	46,661	30,669	1,521	47,016	34,006	1,383
Lumber & Forest Products	40,181	68,131	590	-	-	-	40,181	68,131	590
Petroleum Products	32,641	55,362	590	950	141	6,738	33,591	55,503	605
Food or Kindred Products	15,521	26,692	581	-	-	-	15,521	26,692	581
Waste	10,901	20,119	542	-	-	-	10,901	20,119	542
Autos & Auto Parts	13,183	17,974	733	-	-	-	13,183	17,974	733
Other	9,810	33,063	297	-	-	-	9,810	33,063	297

Totals	$453,842	812,077	$559	$127,111	119,206	$1,066	$580,953	931,283	$624

* Represents intermodal units
** Includes carload and intermodal units

Six Months Ended June 30, 2012

	North American & European Operations			Australian Operations			Total Operations
	Freight		Average Revenues	Freight		Average Revenues	Freight		Average Revenues
Commodity Group	Revenues	Carloads	Per Carload	Revenues	Carloads	Per Carload	Revenues	Carloads	Per Carload

Agricultural Products	$12,145	24,801	$490	$22,613	32,976	$686	$34,758	57,777	$602
Metallic Ores **	4,946	5,412	914	23,360	12,823	1,822	28,306	18,235	1,552
Chemicals & Plastics	28,236	34,956	808	-	-	-	28,236	34,956	808
Metals	32,186	50,527	637	-	-	-	32,186	50,527	637
Pulp & Paper	31,885	48,397	659	-	-	-	31,885	48,397	659
Coal & Coke	31,804	74,055	429	-	-	-	31,804	74,055	429
Minerals & Stone	18,956	35,975	527	5,815	29,795	195	24,771	65,770	377
Intermodal*	262	2,344	112	41,527	27,822	1,493	41,789	30,166	1,385
Lumber & Forest Products	16,506	33,526	492	-	-	-	16,506	33,526	492
Petroleum Products	11,115	12,330	901	1,401	224	6,254	12,516	12,554	997
Food or Kindred Products	2,332	4,977	469	-	-	-	2,332	4,977	469
Waste	6,080	10,085	603	-	-	-	6,080	10,085	603
Autos & Auto Parts	4,175	4,952	843	-	-	-	4,175	4,952	843
Other	3,416	8,516	401	-	-	-	3,416	8,516	401

Totals	$204,044	350,853	$582	$94,716	103,640	$914	$298,760	454,493	$657

* Represents intermodal units
** Includes carload and intermodal units

Reconciliation of non-GAAP Financial Measures

This earnings release contains references to adjusted net income, adjusted diluted earnings per common share, combined company same railroad operating revenues, adjusted income from operations, adjusted operating ratios and free cash flow, which are "non-GAAP financial measures" as this term is defined in Regulation G of the Securities Exchange Act of 1934. In accordance with Item 10(e) of the Regulation S-K under the Securities Act of 1933 and the Securities Exchange Act of 1934 and Regulation G, G&W has reconciled these non-GAAP financial measures to their most directly comparable U.S. GAAP measures.

Adjusted Net Income and Adjusted Diluted Earnings Per Common Share

Management views Net Income and Diluted Earnings Per Common Share as important measures of G&W’s operating performance. Because management believes this information is useful for investors in assessing G&W’s financial results, the Net Income and Diluted Earnings Per Common Share for the three months ended June 30, 2013 used to calculate Adjusted Net Income and Adjusted Diluted Earnings Per Common Share are presented excluding the RailAmerica acquisition and integration costs and net gain on sale of assets and are further adjusted to exclude the second quarter of 2013 short line tax credit. The Net Income and Diluted Earnings Per Share for the three months ended June 30, 2012 used to calculate Adjusted Net Income and Adjusted Diluted Earnings Per Share, are presented excluding net gain on sale of assets, gain on insurance recoveries and business/corporate development expenses. The Adjusted Net Income and Adjusted Diluted Earnings Per Common Share excluding these effects are not intended to represent, and should not be considered more meaningful than, or as an alternative to, the Net Income and Diluted Earnings Per Common Share calculated using amounts in accordance with GAAP. Adjusted Net Income and Adjusted Diluted Earnings Per Common Share amounts may be different from similarly-titled non-GAAP financial measures used by other companies.

The following tables set forth reconciliations of Net Income and Diluted Earnings Per Common Share calculated using amounts determined in accordance with GAAP to the Adjusted Net Income and Adjusted Diluted Earnings Per Common Share described above (in millions, except per share amounts):

Three Months Ended June 30, 2013	Net Income	Diluted Earnings/(Loss) Per Common Share Impact
As reported	$65.1	$1.14
Add back certain items, net of tax:
RailAmerica acquisition/integration costs	0.7	0.01
Net gain on sale of assets	(0.7)	(0.01)

Adjusted net income	$65.1	$1.14
Q2 impact of 2013 short line tax credit	(7.5)	(0.13)

Adjusted net income (excluding Q2 short line tax credit)	$57.6	$1.01

Three Months Ended June 30, 2012	Net Income	Diluted Earnings/(Loss) Per Common Share Impact
As reported	$36.4	$0.84
Add back certain items, net of tax:
Net gain on sale of assets	(5.2)	(0.12)
Gain on insurance recoveries	(3.6)	(0.08)
Business/corporate development expenses	1.2	0.03

Adjusted net income	$28.7	$0.67

Combined Company Same Railroad Revenues

Management views Operating Revenues as an important financial measure of G&W’s operating performance. Because management believes this information is useful for investors in assessing G&W’s financial results, compared with the same period in the prior year, the Operating Revenues for the three months ended June 30, 2013 used to calculate Combined Company Same Railroad Revenues are presented excluding operating revenues from Marquette Rail LLC (Marquette), which RailAmerica acquired on May 1, 2012, and the Columbus & Chattahoochee Railroad, Inc. (CCH), which G&W commenced operations on July 1, 2012. Combined Company Same Railroad Revenues are presented excluding revenues from fuel sales to third parties and the impact from the net depreciation of the Australia and Canadian dollars and the Euro relative to the United States dollar. The Combined Company Same Railroad Adjusted Revenues excluding these effects are not intended to represent, and should not be considered more meaningful than, or as an alternative to, Operating Revenues calculated using amounts in accordance with GAAP. Combined Company Same Railroad Revenues may be different from similarly-titled non-GAAP financial measures used by other companies.

The following tables set forth a reconciliation of Operating Revenues to the Combined Company Same Railroad Revenues described above ($ in millions):

Three Months Ended June 30, 2013	G&W As Reported	G&W New Operations (a)	RailAmerica New Operations (a)	Combined Company Same Railroad
Freight revenues	$299.8	$(1.3)	$(0.9)	$297.7
Non-freight revenues	100.9	(0.2)	(0.1)	100.7
Total operating revenues	$400.7	$(1.5)	$(0.9)	$398.4

Three Months Ended June 30, 2012	G&W As Reported	RailAmerica As Reported	Eliminations/ Adjustments (b)	Combined Company
Freight revenues	$154.2	$113.6	$(2.1)	$265.7
Non-freight revenues	63.2	42.5	(3.4)	102.3
Total operating revenues	$217.4	$156.1	$(5.5)	$368.0

(a) G&W New Ops: CCH; RA New Ops: Marquette
(b) Includes the elimination of non-freight revenues earned during the three months ended June 30, 2012 by a subsidiary of RailAmerica for work performed for subsidiaries of G&W and reclassifications of certain revenues of RailAmerica to align with G&W's accounting policies.

	Three Months Ended June 30,		Change
	2013	2012	$	%
Combined Company same railroad
operating revenues	$398.4	$368.0	$30.3
Fuel sales to third parties	-	(4.2)	4.2
FX	-	(1.7)	1.7
Combined Company same railroad adjusted
operating revenues	$398.4	$362.1	$36.3	10.0%

	Three Months Ended June 30,		Change
	2013	2012	$	%
Combined Company same railroad
freight revenues	$297.7	$265.7	$32.0
FX	-	(1.3)	1.3
Combined Company same railroad adjusted
freight revenues	$297.7	$264.4	$33.3	12.6%

	Three Months Ended June 30,		Change
	2013	2012	$	%
Combined Company same railroad
non-freight revenues	$100.7	$102.3	$(1.7)
Fuel sales to third parties	-	(4.2)	4.2
FX	-	(0.4)	0.4
Combined Company same railroad adjusted
non-freight revenues	$100.7	$97.7	$3.0	2.9%

Adjusted Income from Operations and Adjusted Operating Ratios

Management views Income from Operations, calculated as Operating Revenues less Operating Expenses, and Operating Ratios, calculated as Operating Expenses divided by Operating Revenues, as important measures of G&W’s operating performance. Because management believes this information is useful for investors in assessing G&W’s financial results compared with the same period in the prior year, the Income from Operations and Operating Ratios for the three months ended June 30, 2013, used to calculate Adjusted Income from Operations and Adjusted Operating Ratios, are presented excluding RailAmerica acquisition and integration costs and net gain on sale of assets. The Income from Operations and Operating Ratios for the three months ended June 30, 2012, used to calculate Adjusted Income from Operations and Adjusted Operating Ratios, are presented excluding net gain on sale of assets, gain on insurance recoveries and business/corporate development expenses. The Adjusted Income from Operations and Adjusted Operating Ratios presented excluding these effects are not intended to represent, and should not be considered more meaningful than, or as an alternative to, the Income from Operations and Operating Ratios calculated using amounts in accordance with GAAP. Adjusted Income from Operations and Operating Ratios may be different from similarly-titled non-GAAP financial measures used by other companies.

The following table sets forth a reconciliation of Income from Operations and Operating Ratios by segment calculated using amounts determined in accordance with GAAP to the Adjusted Income from Operations and Adjusted Operating Ratios by segment described above ($ in millions):

Three Months Ended June 30, 2013	North American & European Operations	Australian Operations	Total Operations
Operating revenues	$317.2	$83.5	$400.7
Operating expenses	235.1	58.2	293.3
Operating income	$82.1	$25.3	$107.4
Operating ratio	74.1%	69.7%	73.2%

Operating expenses	$235.1	$58.2	$293.3
RailAmerica acquisition/integration costs	(1.2)	-	(1.2)
Net gain on sale of assets	0.7	0.3	1.0
Adjusted operating expenses	$234.6	$58.6	$293.1

Adjusted operating income	$82.7	$24.9	$107.6
Adjusted operating ratio	73.9%	70.1%	73.2%

Three Months Ended June 30, 2012	North American & European Operations	Australian Operations	Total Operations
Operating revenues	$145.1	$72.4	$217.4
Operating expenses	105.2	49.8	154.9
Operating income	$39.9	$22.6	$62.5
Operating ratio	72.5%	68.8%	71.3%

Operating expenses	$105.2	$49.8	$154.9
Net gain on sale of assets	6.2	-	6.2
Gain on insurance recoveries	-	5.2	5.2
Business/corporate development expenses	(1.1)	(0.8)	(1.9)
Adjusted operating expenses	$110.3	$54.2	$164.5

Adjusted operating income	$34.8	$18.2	$52.9
Adjusted operating ratio	76.0%	74.9%	75.7%

Free Cash Flow

Management views Free Cash Flow as an important financial measure of how well G&W is managing its assets. Subject to the limitations discussed below, Free Cash Flow is a useful indicator of cash flow that may be available for discretionary use by G&W. Free Cash Flow is defined as Net Cash Provided by Operating Activities from Continuing Operations less Net Cash Used in Investing Activities from Continuing Operations, excluding net cash used for acquisitions. Key limitations of the Free Cash Flow measure include the assumptions that G&W will be able to refinance its existing debt when it matures and meet other cash flow obligations from financing activities, such as principal payments on debt. Free Cash Flow is not intended to represent, and should not be considered more meaningful than, or as an alternative to, measures of cash flow determined in accordance with GAAP. Free Cash Flow may be different from similarly-titled non-GAAP financial measures used by other companies.

The following table sets forth a reconciliation of Net Cash Provided by Operating Activities from Continuing Operations to Free Cash Flow ($ in millions):

	Six Months Ended June 30,
	2013	2012
Net cash provided by operating activities from continuing operations	$152.7	$90.9
Net cash used in investing activities from continuing operations	(103.1)	(81.0)
Net cash used for acquisitions (a)	9.6	0.8
Free cash flow	$59.2	$10.7

(a) The 2013 period included $9.6 million in cash paid for incremental expenses related to the integration of RailAmerica.

CONTACT:
Genesee & Wyoming Inc.
Michael Williams of GWI Corporate Communications
1-203-202-8900
mwilliams@gwrr.com